Exhibit 10.4

Hutchinson Technology Incorporated

40 West Highland Park Drive NE

Hutchinson, MN 55350-9784

January 12, 2012

Re:	Support Agreement (this “Agreement”) regarding the tender of Hutchinson Technology Incorporated’s 3.25% Convertible Subordinated Notes due 2026 (the “Notes”) for cash (the “Tender Commitment”)

Ladies and Gentlemen:

Reference is hereby made to the term sheet attached hereto (the “Term Sheet”) which contemplates an exchange and tender offer (the “Exchange and Tender Offer”) by the Company for all of the Notes, together with a rights offering (the “Rights Offering”) for units consisting of up to $40 million of New Notes and detachable warrants issued by the Company, all on the terms contemplated in the Term Sheet.

By execution and delivery of this Agreement, we hereby agree as follows:

1. Participation in the Exchange and Tender Offer.

Upon the terms and subject to the conditions set forth in the Term Sheet and such other terms and conditions to be provided in the Exchange and Tender Offer and the documents related thereto, which shall be, in each case, consistent with the Term Sheet, in consideration of the promises and mutual covenants and agreements herein contained, the holder named on the signature pages hereto (the “Holder”) hereby agrees to tender, and will cause its affiliates to tender, pursuant to the Exchange and Tender Offer, and not withdraw or revoke such tender unless the conditions set forth in Section 2 are not satisfied or this Agreement is terminated pursuant to Section 8 hereof, the aggregate principal amount of Notes set forth under the Holder’s name on the signature pages hereto (the “Initial Notes” and, together with any additional Notes held by the Holder or such controlled affiliates, the “Holder’s Notes”) in the Exchange and Tender Offer as soon as practicable following the commencement of the Exchange and Tender Offer but no later than 5:00 p.m. New York City time on the eighteenth business day (as defined in Rule 14d-1 under the Securities Exchange Act of 1934, as amended) following the commencement of the Exchange and Tender Offer.

2. Conditions. The Holder’s obligations under Section 1 of this Agreement and the Company’s acceptance of any Notes tendered by the Holder (or a controlled affiliate) shall be subject to consummation of the Exchange and Tender Offer upon the terms and subject to the conditions set forth in the Term Sheet and in the Exchange and Tender Offer (or waiver or modification of any such conditions by the Company in its sole discretion, provided that any such waiver or modification, whether singularly or in the aggregate, will not materially adversely affect the Holder without the Holder’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed). The Holder acknowledges that any amendment, extension or other modification to the expiration deadline (to the extent required by any relevant regulatory review process) shall not be deemed to materially adversely affect the Holder for purposes of this Section 2 and Sections 5(a)(ii), 5(f) and 8(d) of this Agreement. The Holder acknowledges that the Company’s acceptance of any Notes tendered will, among other things, be subject to raising sufficient cash in the Rights Offering to accept all or part of the Notes tendered for cash.

3. Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows:

(a) The Company has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by the Company. This Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally, and is in full force and effect.

4. Representations and Warranties of the Holder; Acknowledgements and Undertakings of the Holder. The Holder represents and warrants to the Company as follows:

(a) The Holder has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by the Holder. This Agreement is the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally, and is in full force and effect.

(c) The Holder, with its affiliates, beneficially owns the aggregate principal amount of the Notes set forth on its signature page below, which represent all the Notes held by the Holder and its affiliates and which are owned free and clear of any pledge, security interest, claim, lien or other encumbrance of any kind, except for ordinary course liens on the Notes by the Holder’s prime broker, which liens will be released on or prior to the consummation of the tender by the Holder of the Holder’s Notes, and the Holder is an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and in accordance with Regulation D.

(d) The Holder acknowledges that it has had the opportunity to obtain and review information reasonably requested by the Holder from the Company prior to executing this Agreement or entering into the transactions contemplated hereby. The Holder understands that in the event the Company agrees to disclose additional information to the Holder or to meet with the Holder, the Company may require that the Holder enter into one or more confidentiality agreements in a form that is reasonably acceptable to the Holder.

(e) The Holder is a sophisticated investor with knowledge and experience in business and financial matters, is accustomed to participating in transactions such as the Exchange and Tender Offer, and is able to negotiate the transactions contemplated by this Agreement and to evaluate its merits and risks.

(f) The Holder has conducted its own independent evaluation, made its own analysis and consulted with advisors as it has deemed necessary, prudent or advisable in order for the Holder to make its own determination and decision to enter into the transactions contemplated by this Agreement and to execute and deliver this Agreement. The Holder has adequate information to evaluate the transactions contemplated by this Agreement and has had the opportunity to discuss such information with its advisors. In entering into the transactions contemplated by this Agreement, the Holder is relying entirely upon such independent evaluation and analysis and consultation with its advisors and has not relied upon any oral or written representations and warranties of any kind or nature by any of the Company or its affiliates, including controlling persons (collectively, the “Company Parties”) or anyone affiliated with the Company Parties, except for the information contained in the Term Sheet, the Exchange and Tender Offer or as specifically set forth in this Agreement. None of the Company Parties nor anyone affiliated with the Company Parties has made any representations or warranties, express or implied, regarding the Company, the New Notes or any aspect of the transactions contemplated by this Agreement, except for the information contained in the Term Sheet, the Exchange and Tender Offer or as specifically, and not by implication, set forth in this Agreement, and the Holder is not relying on any representation or warranty not contained in the Term Sheet, this Agreement or the Exchange and Tender Offer.

5. Covenants.

(a) Prior to the termination of this Agreement in accordance with Section 8 below (the “Termination Date”), the Holder will not, and will cause its affiliates not to, withdraw or revoke any tender contemplated by this Agreement unless (i) one or more of the conditions set forth in Section 2 hereof is not satisfied, (ii) the Exchange and Tender Offer is terminated before its expiration or modified in a way inconsistent with the Term Sheet that will materially adversely affect the Holder without the Holder’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, or (iii) this Agreement is terminated in accordance with its terms.

(b) Prior to the Termination Date and subject to the terms and conditions of this Agreement, the Holder agrees not to, and will cause its affiliates not to, take, or cause to be taken, directly or indirectly, any action inconsistent with the consummation of, or any action opposing, the Exchange and Tender Offer.

(c) Prior to the Termination Date, the Holder agrees that, without the Company’s prior written consent, it will not, and will cause its controlled affiliates not to (i) except for ordinary course liens on Notes by the Holder’s prime broker, which liens will be released on or prior to the consummation of the exchange by the Holder of the Holder’s Notes, pledge, grant a security interest or otherwise encumber the Notes, or (ii) directly or indirectly, sell, assign, grant an option with respect to, transfer or otherwise dispose of any of the Holder’s Notes, in whole or in part, unless the transferee of such Notes agrees to be bound by the terms of this Agreement.

(d) The Company and the Holder agree that the Company shall not, without the prior written consent of the Holder, disclose the name of the Holder or amount of the Holder’s Notes held by the Holder (or its affiliates) or that the Holder has entered into this Agreement in any public manner, including in the Exchange and Tender Offer or any related press release; provided, however, that (i) the Company may disclose such name or amount to the extent that it is required to do so by the Securities and Exchange Commission, the Nasdaq National Market or

The Financial Industry Regulatory Authority, but shall request confidential treatment and (ii) the Company may disclose the aggregate percentage or aggregate principal amount of Notes held by Holders who have signed support agreements with the Company agreeing to exchange or tender their Notes in the Exchange and Tender Offer (without naming such Holders).

(e) The Company agrees to commence the Exchange and Tender Offer and the Rights Offering as soon as practicable and to provide the Holder with a draft Indenture (the “Indenture”) governing the New Notes, Exchange and Tender Offer and Rights Offering and such other documents relating thereto as the Holder may reasonably request in advance of the commencement. The Company agrees that the Indenture shall be consistent with the Term Sheet and contain other customary terms for publicly traded senior secured second liens notes and the Exchange and Tender Offer and Rights Offering will be consistent with the Term Sheet and contain such other terms and conditions as are customary. Until the commencement of the Exchange and Tender Offer (or the termination hereof), the Holder agrees to treat as confidential any information in such drafts which is not public information.

(f) The Company agrees to allow the Holder to withdraw such Holder’s tender in the Exchange and Tender Offer (if such Holder so chooses) if the Company changes any term or condition from those in the Term Sheet or in the Exchange and Tender Offer or Rights Offering reviewed by the Holder that materially adversely affects the Holder without the Holder’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, as more fully set forth herein.

6. Counterparts. This Agreement may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be effective as delivery of a manually executed counterpart of this Agreement.

7. Choice of Laws. The validity of this Agreement, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed and enforced in accordance with the internal laws of the State of New York without regard to conflicts of laws principles (but including and giving effect to Sections 5-1401 and 5-1402 of the New York General Obligations Law).

8. Termination of Agreement. Unless otherwise agreed to in writing by the Company and the Holder, the rights and obligations of the Company and the Holder under this Agreement shall terminate on the earliest to occur of:

(a) February 6, 2012, if the Exchange and Tender Offer and Rights Offering shall not have been commenced by such date;

(b) the later of (i) forty five days after the commencement of the Exchange and Tender Offer if the Exchange and Tender Offer shall not have been consummated by such date or (ii) if the registration of the securities with the Securities and Exchange Commission contemplated by the Exchange and Tender Offer and Rights Offering has not become effective by such date, five days after such registration becomes effective;

(c) April 1, 2012; and

(d) the Company shall have provided written notice to the Holder that it has determined not to proceed with, or has determined to terminate, or to modify the terms of, the Exchange and Tender Offer in a way that will materially adversely affect the Holder without the Holder’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

9 The Company’s Right of Assignment. The parties hereto agree that the Company may assign or otherwise transfer its rights or obligations under this Agreement to a direct parent entity or wholly-owned subsidiary of the Company.

10. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements and understandings, whether written or oral, among the parties with respect to the subject matter of this Agreement; provided, however, that any confidentiality agreement executed by any party hereto shall survive this Agreement and shall continue in full force and effect irrespective of the terms hereof.

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Please evidence your agreement to the foregoing by executing and returning a copy of this Agreement.

Sincerely,

HUTCHINSON TECHNOLOGY INCORPORATED

By:
Name:
Title:

Accepted and Agreed to:

[HOLDER]

By:

Name:

Title:

Address:

$

Principal Amount of 3.25% Convertible Subordinated Notes due 2026